UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 3, 2008
CONTANGO OIL & GAS COMPANY
(Exact Name of Registrant as Specified in Its Charter)

DELAWARE	001-16317	95-4079863
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
3700 BUFFALO SPEEDWAY, SUITE 960
HOUSTON, TEXAS 77098
(Address of principal executive offices)
(713) 960-1901
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT
     Contango Oil & Gas Company (the “Company”) and its wholly-owned subsidiary, Contango Resources Company, have completed the arrangement of a $50 million Hydrocarbon Borrowing Base secured revolving credit facility pursuant to a credit agreement with Guaranty Bank, as administrative agent and as issuing lender, and the lenders party thereto from time to time (the “Credit Agreement”). The credit facility will be available to fund the Company’s offshore Gulf of Mexico exploration and development activities, as well as the repurchase of shares of the Company’s common stock, the payment of dividends, and working capital as needed. Borrowings under the Credit Agreement bear interest at LIBOR plus 2.0% per annum. The outstanding principal amount and any accrued interest thereon is due October 3, 2010, and may be prepaid at any time in accordance with the Credit Agreement with no prepayment penalty. An arrangement fee of 0.5%, or $250,000, was paid in connection with the facility and a commitment fee of 0.5% will be paid on the unused commitment amount.
     The Credit Agreement contains affirmative covenants, including, among others, reporting requirements, covenants regarding conduct of business, payment of obligations, maintenance of properties and insurance, inspection rights, compliance with applicable law and maintenance of collateral. Further, the Credit Agreement contains negative covenants limiting the ability of the Company and/or its subsidiaries to, among other things, incur indebtedness, grant liens, enter into mergers, sell assets, make investments, make restricted payments, enter into transactions with affiliates, enter into restrictive agreements, make certain acquisitions, or change their business. The Credit Agreement contains customary events of default including nonpayment of principal, interest or other amounts, inaccuracy of representations and warranties, violation of covenants, default under other indebtedness, occurrence of bankruptcy and other insolvency events, change of control and certain ERISA events.
     The above description is a summary and is qualified in its entirety by the terms of the Credit Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K.
ITEM 2.03. CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT
The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.
ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS
(d)	Exhibits

Exhibit No.	Description of Document
10.1	$50,000,000 Credit Agreement dated as of October 3, 2008 between Contango Oil & Gas Company and Contango Resources Company, as Borrowers, Guaranty Bank, as administrative agent and as issuing lender, and the lenders party thereto from time to time

99.1	Press release dated October 3, 2008

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONTANGO OIL & GAS COMPANY
Date: October 8, 2008	By:	/s/ KENNETH R. PEAK
Kenneth R. Peak
Chairman and Chief Executive Officer